Exhibit No. 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2026, with respect to the consolidated financial statements and internal control over financial reporting of Heartland Express, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statement of Heartland Express, Inc. on Form S-3 (File No. 333-285031).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
March 2, 2026